Exhibit 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent” pursuant hereto, the “Escrow Agreement”) is made and entered into as of April 15, 2004 by and among Team, Inc., a Texas corporation (“Team”), Team Industrial Services, Inc., a Texas corporation and an indirect wholly-owned subsidiary of Team (the “Buyer”), Thermal Solutions, Inc., a Colorado corporation ( the “Company”), the shareholders of the Company listed on the signature pages hereto under the heading “Shareholders” (collectively, the “Sellers”) and Michael J. Urban in his capacity as Shareholder Representative (Sellers, Shareholder Representative, Team and the Buyer are sometimes referred to collectively as the “Other Parties”) and Compass Bank, with an office located in Houston, Harris County, Texas (the “Bank”) (Bank and the Other Parties are sometimes referred to collectively as the “Parties”).

W I T N E S S E T H :

WHEREAS, Team, the Buyer, the Company, Sellers and Shareholder Representative have entered into that certain Stock Purchase Agreement dated as of April 1, 2004 (“Stock Purchase Agreement”), pursuant to which the Buyer will purchase from Sellers and Sellers will sell to the Buyer all of the outstanding capital stock of the Company, and as consideration therefore, Sellers will receive the consideration set forth in the Stock Purchase Agreement;

WHEREAS, Section 2.3(b) of the Stock Purchase Agreement provides that Team shall deliver to Escrow Agent (i) cash in the amount of Five Hundred Thousand Dollars ($500,000) (the “Cash Consideration”); and (ii) 189,019 shares of the common capital stock, $.30 par value per share, of Team (the “Escrowed Shares”);

WHEREAS, the Escrowed Property (as defined below) shall be released to Sellers pursuant to the terms and conditions of Section 4 hereof unless earlier distributed pursuant to, or held for distribution in accordance with Section 4 hereof;

WHEREAS, the Other Parties have requested Bank to establish an account for the benefit of the Other Parties and to act in the capacity of escrow agent under this Escrow Agreement, and Bank, subject to the terms and conditions hereof, has agreed to do so.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. Appointment of Escrow Agent. The Other Parties hereby appoint Bank as the escrow agent under this Escrow Agreement (Bank in such capacity shall hereinafter be known as the “Escrow Agent”), and Bank hereby accepts such appointment.

2. Deposit. (a) Concurrently with the execution of this Escrow Agreement, Team is depositing with Escrow Agent the Cash Consideration (because the amount of the Cash Consideration may increase or decrease as a result of the investment and reinvestment thereof, and because said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant to this Agreement, the funds deposited with Escrow Agent as they may fluctuate from time to time, shall hereinafter be referred to as the “Deposit,”) and certificates representing the Escrowed Shares issued in the names of Sellers as set forth on the signature page to this Agreement. Each of Sellers has caused to be deposited with Escrow Agent irrevocable stock powers executed in blank with respect to the Escrowed Shares (the “Stock Powers”). (The Deposit, the Escrowed Shares and the Stock Powers are referred to collectively as the “Escrowed Property.”)

(b) The Escrowed Shares held by Escrow Agent shall be deemed issued and outstanding with respect to any matter on which shareholders of Team have a right to vote and each of Sellers shall be entitled to vote his or her Escrowed Shares.

(c) If during the term of this Agreement, Team pays or declares any dividend or distribution on the Team common stock, the dividend or distribution payable with respect to the Escrowed Shares shall be delivered by Team to Escrow Agent and shall constitute part of the Escrowed Property.

(d) Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest, reinvest, and release or distribute the Escrowed Property. All interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and all losses resulting from the investment or reinvestment thereof from time to time, and all amounts charged thereto to compensate or reimburse Escrow Agent for amounts owing to it hereunder from time to time, shall, from the time of such loss or charge, no longer constitute part of the Deposit.

3. Investment of the Deposit. (a) Escrow Agent shall invest (and reinvest, as appropriate) the Deposit in the Expedition Tax-Free Money Market Fund, unless otherwise instructed in writing by Team and Shareholder Representative. Such written instructions, if any, referred to in the foregoing sentence shall specify (i) the type and identity of the investments to be purchased and/or sold; and (ii) such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. The Escrowed Shares shall be held in physical form and shall not be invested or reinvested regardless of market activity. Subject to Section 4 of this Agreement, all earnings on, and proceeds of investment of, the Deposit pending distribution or disbursement thereof in accordance with the provisions of this Agreement will be received and held by Escrow Agent. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrowed Property consisting of investments to provide for payments required to be made under this Agreement.

(b) Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. It is expressly agreed and understood by the Parties that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

(c) Orders for the purchase or sale of any security which are received by Escrow Agent before the published trade deadline then in effect will ordinarily be executed that day. Orders for the purchase or sale of any security which are received by Escrow Agent after the published trade deadline then in effect will ordinarily be executed the following business day.

(d) Receipt, investment, and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practical by account statement, and any discrepancies in any such account statement shall be noted by Team and Shareholder Representative to Escrow Agent within thirty (30) calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, each account statement shall be deemed to have been received by the Party to whom directed on the earlier to occur of (i) actual receipt thereof, or (ii) three (3) “Business Days” (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid. The term “Business Day” shall mean any day of the year, excluding Saturday, Sunday, and any other day on which national or state chartered banks are required or authorized to close in Houston, Texas.

4. Distributions. (a) Subject to Section 4(b) below, the Escrowed Property shall be distributed by Escrow Agent to Sellers as follows:

(i) The Escrow Agent shall distribute to Sellers all or a portion of the Deposit, plus all interest accrued thereon, upon receipt of joint written instructions executed by Shareholder Representative and an authorized officer of Team.

(ii) The Escrow Agent shall distribute to Sellers the Escrowed Shares upon receipt of joint written instructions executed by Shareholder Representative and an authorized officer of Team.

(iii) The amount of Escrowed Shares released by Escrow Agent, as described in this Section 4(a), shall be subject to reduction by the amount paid in each case by any asserted and pending Claims.

(b) (i) From time to time on or before the first business day after the third anniversary of this Agreement (the “Release Date”), Team may give a notice of setoff to Shareholder Representative and Escrow Agent pursuant to Section 2.6(f) of the Stock Purchase Agreement stating the asserted amount of setoff (the “Claimed Amount”). If Shareholder Representative gives written notice to Team and Escrow Agent of his election to contest any Claimed Amount (a “Denial”) within twenty (20) days following delivery by Team of such related notice of claim, such Claimed Amount shall be resolved by Team and Shareholder Representative as provided in Section 2.6(f) of the Stock Purchase Agreement, and any amounts to be distributed by Escrow Agent pursuant to such Claimed Amount shall be distributed in accordance with Section 4(b)(ii) below. If no Denial is received by Escrow Agent within such twenty (20) day period, then the Claimed Amount as set forth in such notice of setoff shall be deemed established for purposes of this Agreement and the Stock Purchase Agreement and, at the end of such twenty (20) day period, Escrow Agent shall pay to Team the Claimed Amount set forth in such notice of setoff from (and only to the extent of) first, the Deposit and second, the Escrowed Shares. Escrow Agent shall not inquire into or consider whether a notice of setoff or the Claimed Amount complies with the requirements of the Stock Purchase Agreement.

(ii) In the event the Escrowed Shares are to be used, in whole or in part, to pay any Claimed Amount, then the number of Escrowed Shares to be tendered to Team in satisfaction of such Claimed Amount shall be calculated by valuing the Escrowed Shares at the Valuation Price (as defined in the Stock Purchase Agreement). Unless otherwise set forth in joint written instructions of Team and Shareholder Representative (or as otherwise required by Section 4(b)(iii) below), any tender by Escrow Agent to Team of Escrowed Shares in satisfaction, in whole or in part, of any Claimed Amount, shall be made from Sellers on a pro rata basis as set forth on Exhibit A. The Escrow Agent shall promptly deliver to Team the stock certificates representing, in the aggregate, a sufficient number of Escrowed Shares to satisfy the Claimed Amount (or any portion thereof to be satisfied by the tender of Escrowed Shares), along with the Stock Powers representing that number of Escrowed Shares to be delivered by each Seller based upon his pro rata ownership of the Escrowed Shares. To the extent that less than all of the Escrowed Shares evidenced by the certificates tendered in accordance with the preceding sentence are required to satisfy the Claimed Amount (or the appropriate portion thereof), (1) Team shall cause its transfer agent to promptly issue certificates evidencing the balance of any such Escrowed Shares in the names of the appropriate Sellers (the “Replacement Certificates”) and deposit the Replacement Certificates with Escrow Agent within five business days following the delivery of the Escrowed Shares to Team and (2) the appropriate Sellers shall execute and deliver to Escrow Agent irrevocable stock powers executed in blank with respect to such Seller’s Replacement Certificates (the “Replacement Stock Powers”). The shares of Team common stock represented by the Replacement Certificates shall constitute Escrowed Shares. If it shall be necessary to use a fraction of an Escrowed Share to satisfy the dollar value of any Claimed Amount, then, a whole Escrowed Share shall be tendered to Team, and Team shall, within five business days, deliver to Escrow Agent an amount of cash equal to the Valuation Price multiplied by the fraction of such Escrowed Share not used to satisfy the Claimed Amount, such amount to be held as part of the Escrowed Property.

(iii) If a Denial is given in response to a notice of claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Team, on the one hand, and Shareholder Representative, on the other, or (ii) a final, nonappealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(c) Notwithstanding the provisions of Sections 4(a) and (b) above, in the event that either Team or Shareholder Representative deliver to Escrow Agent joint written instructions executed by Shareholder Representative and an authorized officer of Team, Escrow Agent shall distribute the Escrowed Property in accordance with said instructions.

(d) Cash amounts payable to any of the Other Parties in accordance with this Section 4 shall be made by Escrow Agent by wire transfer to the account of such Party set forth on Exhibit B, attached hereto. In the absence of such wire transfer instructions, Bank shall be authorized to remit payment of such amount by bank check.

(e) All disbursements to Sellers under this Section 4 shall be allocated among them in proportion to their respective holdings of Company Shares as set forth in Exhibit A.

(f) It is expressly agreed by and among the Other Parties that Escrow Agent shall not be required to make any determinations with regard to the validity of any claims that may be asserted by Team, the Buyer, the Company, Shareholder Representative or one or more of the Sellers or to calculate or determine the accuracy of the Valuation Price. The sole obligation of Escrow Agent shall be to receive, hold and disburse the Escrowed Property.

5. Tax Matters. The Other Parties shall provide Escrow Agent with their taxpayer identification numbers documented by an appropriate Form W8 or W9 upon execution of this Escrow Agreement. Failure to provide such forms may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and the requirement that Escrow Agent withhold tax on any interest or other income earned on the Deposit. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

6. Scope of Undertaking. Escrow Agent’s duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant, or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions of the Escrow Agreement except as specifically provided herein. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrowed Property, and shall not be required to deliver the Escrowed Property or any part thereof, or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest, and deliver the Escrowed Property as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the Parties that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, subject, however, to Section 7 below, its own willful misconduct or gross negligence. It is the intention of the Parties that Escrow Agent shall not be required to use, advance, or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

7. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with any written notice, instruction, or request or other document furnished to it hereunder or pursuant hereto, and believed by it to have been signed or presented by the proper Party or Parties. Escrow Agent shall only be responsible for holding, investing, reinvesting, and disbursing the Escrowed Property as directed by Team and Shareholder Representative as provided in this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings, or other special, exemplary, consequential, or incidental damages in excess of Escrow Agent’s fee hereunder; and provided, further, however, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes or other differences with employees; (b) the act, failure, or neglect of any other Party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission, or default of any mail, courier, or telecopier operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement and any part hereof, for the transaction or transactions requiring or underlying the execution of this Escrow Agreement or the form or execution hereof, or for the identity or authority of any person executing this Escrow Agreement or any part hereof, or for depositing the Escrowed Property.

8. Right of Interpleader. Should (a) any controversy arise involving the Parties or any other person, firm, or entity with respect to this Escrow Agreement or the Escrowed Property, (b) a substitute escrow agent fail to be designated as provided in Section 16 hereof, or (c) if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (i) withhold delivery of the Escrowed Property until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved, or (ii) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the Parties. In the event Escrow Agent is a party to any dispute with respect to the Other Parties, the Escrow Agreement, or the Escrowed Property, Escrow Agent shall have the additional right to refer such controversy to binding arbitration as described in Paragraph 9.

9. Arbitration. The Parties agree that all controversies which may arise between the Other Parties and Escrow Agent concerning the construction, performance, or breach of the Escrow Agreement shall be determined by arbitration.

(a) The arbitration will be held before a single arbitrator chosen by the American Arbitration Association from a panel of persons knowledgeable in the banking industry.

(b) Any arbitration shall be held, at the discretion of Bank, in Birmingham, Alabama; Houston, Texas; or Phoenix, Arizona. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration shall be held and a final decision reached within 30 days after the appointment of the arbitrator. The arbitrator shall file a certificate of ruling with the Parties immediately after a decision is reached. The decision of the arbitrator shall be final and conclusive on the Parties, and there shall be no appeal therefrom. A decision of the arbitrator may be enforced by the prevailing Party in a court of competent jurisdiction. All other issues in connection with such arbitration shall be determined in accordance with the rules of the American Arbitration Association.

(c) The Parties hereby agree that an action to compel arbitration pursuant to this Agreement may be brought in any court of competent jurisdiction selected by Escrow Agent.

Application may also be made to such court for confirmation of any decision or award of the arbitrator, which may be necessary to effectuate such decisions or awards. The Parties hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction and venue of such arbitrator or court.

(d) The prevailing Party in any arbitration shall be entitled to reimbursement of reasonable attorneys’ fees and disbursements and costs of arbitration from the non-prevailing Party as determined by the arbitrator.

10. Indemnification. The Other Parties hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees, and agents (each herein called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys’ fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation, and arbitration; tax liability; and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF THE OTHER PARTIES TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THE NEGLIGENT ACTS OR OMISSIONS OF THE INDEMNIFIED PARTIES.

11. Compensation and Reimbursement of Expenses. As compensation for its services hereunder, Escrow Agent shall be paid a fee in the amount of Five Thousand Dollars ($5,000) per annum (the “Escrow Fee”). Team shall pay the Escrow Fee. Escrow Agent shall be reimbursed for all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys’ fees, brokerage costs, and related expenses incurred by Escrow Agent. The Other Parties shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses; provided, however, Escrow Agent may, in its discretion, charge all of such fees and expenses to the Deposit.

12. Lien. Each of the Other Parties hereby grants to Escrow Agent a lien upon, and security interest in, all its right, title, and interest in and to all of the Escrowed Property as security for the payment and performance of its obligations owing to Escrow Agent hereunder, including, without limitation, its obligations of payment, indemnity, and reimbursement provided for hereunder, which lien and security interest may be enforced by Escrow Agent without notice by charging and setting-off and paying from, the Deposit any and all amounts then owing to it pursuant to this Escrow Agreement or by appropriate foreclosure proceedings.

13. Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any Party to any other Party shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

If to Escrow Agent:

Compass Bank
P.O. Box 4886
Houston, Texas 77210-4886
Attention:	Charles L. Ehrhardt, III, Senior Vice President
Phone:	713-831-5716
Fax:	713-831-5750

If to Team or Buyer:

Team, Inc.
200 Hermann
Alvin, Texas 77512
Attention:	Philip J. Hawk
Phone:	(281) 388-5503
Facsimile:	(281) 388-5583
Email:	phawk@teamindustrialservices.com

with a copy to:

Chamberlain, Hrdlicka, White, Williams & Martin
1200 Smith Street
Suite 1400
Houston, Texas 77002
Attention:	Sidney B. Williams
Ralph K. Miller, Jr.
Phone:	(713) 658-1818
Facsimile:	(713) 658-2553
Email:	Sidney.williams@chamberlainlaw.com
ken.miller@chamberlainlaw.com

If to Sellers:

To each Seller at the address set forth below his or her name on the signature page to this Agreement.

with a copy to:

Kennedy, Christopher, Childs & Fogg, P.C.
Independence Plaza
1050 17th Street, Suite 2500
Denver, CO 80202-1908
Attention:	Dave Gerbus
Phone:	(303) 825-2700
Facsimile:	(303) 825-0434
Email:	dgerbus@kennedy-christopher.com

If to Shareholder Representative:

Michael J. Urban
12316 Dumont Way
Littleton, Colorado 80125
Phone:	888-443-2837
Facsimile:	303-471-1699
Email:	mikeurban@att.net

with a copy to:

Kennedy, Christopher, Childs & Fogg, P.C.
Independence Plaza
1050 17th Street, Suite 2500
Denver, CO 80202-1908
Attention:	Dave Gerbus
Phone:	(303) 825-2700
Facsimile:	(303) 825-0434
Email:	dgerbus@kennedy-christopher.com

Except to the extent otherwise provided in the second paragraph of Section 3(d) hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the Party or Parties to whom such communication is directed. Any Party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other Party or Parties in the manner provided in this section.

14. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15. Choice of Law. The validity and construction of this Escrow Agreement, and of the rights and duties of the Parties, shall be governed in accordance with the laws of the state of Texas.

16. Resignation. Escrow Agent may resign hereunder upon ten (10) days’ prior notice (the “Initial Notice”) to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Escrowed Property to any substitute escrow agent designated by Team and Shareholder Representative in writing. If Team and Shareholder Representative fail to designate a substitute escrow agent within ten (10) days after the Initial Notice, Escrow Agent may institute a petition for interpleader. Escrow Agent’s obligations hereunder shall cease and terminate after the Initial Notice and Escrow Agent’s sole responsibility after the Initial Notice expires shall be to hold the Escrowed Property (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

17. Assignment. This Escrow Agreement shall not be assigned by any of the Other Parties without the prior written consent of Escrow Agent.

18. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4 or 16 hereof, of the Escrowed Property in full; provided, however, that in the event all fees, expenses, costs, and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 11 hereof (Compensation and Reimbursement of Expenses) shall survive the termination hereof, and provided further, that the last two sentences of Section 8 hereof (Right of Interpleader) and the provisions of Section 10 hereof (Indemnification) shall, in any event, survive the termination hereof.

20. Not FDIC Insured. The Other Parties acknowledge that Deposit investments in mutual funds, money market mutual funds, and any other nondeposit investment products are not insured by the FDIC; are not deposits or other obligations of, or guaranteed by Bank; and are subject to investment risks, including possible loss of the principal amount invested.

21 General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the Parties in respect of the subject matter hereof, and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived, or terminated only by written instrument duly signed by all Parties. This Escrow Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers, and assignees permitted under Section 17 hereof. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies, or any other type or types of benefits.

*****

IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement to be effective as of the date first above written.

ESCROW AGENT COMPASS BANK

By:	/s/ Charles L. Ehrhardt, III
Name:	Charles L. Ehrhardt, III
Title:	Senior Vice President

TEAM, INC.

By:	/s/ Philip J. Hawk
Title:	Chairman and CEO

TEAM INDUSTRIAL SERVICES, INC

By:	/s/ Philip J. Hawk
Title:	Vice President

THERMAL SOLUTIONS, INC.

By:	Michael J. Urban
Title:	President

SHAREHOLDER REPRESENTATIVE

By:	/s/ Michael J. Urban
Name:	Michael J. Urban

SELLERS

/s/ Michael J. Urban
Michael J. Urban, individually
7620 W. Caley Dr.
Littleton, CO 80123

/s/ Emmett J. Lescroart
Emmett J. Lescroart, individually
280 Cherry Valley Rd.
Princeton, NJ 08540-7600

/s/ Frank Kargol
Frank Kargol, individually
23 Moon Dr.
Bailey, CO 80421

/s/ Tom Twedt
Tom Twedt, individually
1103 S. 9th St.
Mt. Vernon, WA 98274

/s/ Kurt Hand
Kurt Hand, individually
10418 New Hampshire
Crown Point, IN 46307

/s/ James A. Fawcett
James A. Fawcett, individually
P.O. Box 65
Westminster, CO 80036-0065

/s/ Christine Mitcheltree
Christine Mitcheltree, individually
659 Wren Ct.
Griffith, IN 46319

/s/ Christopher Bicket
Christopher Bicket, individually
10838 E. Newton St #117
Tulsa, OK 74116

/s/ Michael Pajdzik
Michael Pajdzik, individually
1900 W. Ash St.
Griffith, IN 46319

/s/ Kieth Hildebrandt
Kieth Hildebrandt, individually
18826 Fisherman’s Loop
Burlington, WA 98233

EXHIBIT A

Sellers	Pro Rata Interest
Michael Urban	52.85%
Emmett J. Lescroart	22.78%
Frank Kargol	4.22%
Tom Twedt	0.63%
Kurt Hand	3.16%
James A. Fawcett	2.64%
Christine Mitcheltree	5.27%
Christopher Bicket	2.11%
Michael Pajdzik	2.11%
Kieth Hildebrandt	4.22%

100.0%

EXHIBIT B

WIRING INSTRUCTIONS

Michael J. & Susan C. Urban	S.R. or C.M. Mitcheltree

Emmett J. & Deborah Lescroart	Kieth Hildebrandt

Thomas Twedt Jr.	Frank Kargol

James A. Fawcett III	Mike Pajdzik

Christopher Bickett	Kurt Hand